                                                                    Exhibit 23.4

                       CONSENT OF HUDDLESTON & CO., INC.

We consent to the incorporation by reference in this Registration Statement of El Paso Corporation on Form S-8 dated April 26, 2001, of the reference to us and our report dated January 29, 2001, under the captions "Business- Natural Gas Systems", "-Exploration and Production", and "Supplemental Natural Gas and Oil Operations (Unaudited)" appearing in and incorporated by reference in the Annual Report on Form 10-K of El Paso CGP Company (formerly The Coastal Corporation) for the year ended December 31, 2000, and under the caption "Business and Properties-Production-Natural Gas and Oil Reserves" appearing in and incorporated by reference in the Company's Current Report on Form 8-K filed with the Commission on March 23, 2001.


                                           HUDDLESTON & CO., INC.

                                           /s/ Peter D. Huddleston, P.E.
                                           ------------------------------
                                               Peter D. Huddleston
                                               President

Houston, Texas
April 25, 2001